Exhibit 99.1

NEXMETALS ACCELERATES EXPLORATION TARGETING HIGH-GRADE

MINERALIZATION OUTSIDE OF SELKIRK MRE INCLUDING 5.59% CUEQ OVER

3.95 METRES VERIFIED BY PREVIOUS REASSAY PROGRAM

Vancouver, British Columbia, July 09, 2025 – NexMetals Mining Corp. (TSXV: NEXM) (OTC Pink: PRMLD) (the “Company”) is encouraged by the progress of its current drilling program at its past-producing copper-nickel-cobalt-platinum group elements (“Cu-Ni-Co-PGE”) Selkirk Mine in Botswana and is expanding the exploration efforts to include a targeted electromagnetic (“EM”) program. With the metallurgical drilling program nearing completion with a total of 2,819 metres drilled in 10 holes, the Company is preparing to advance to the next phase of exploration. This next phase of exploration will focus on outlining high-grade mineralization through borehole electromagnetics (“BHEM”), the same technology used at the Selebi Mines, and drilling of untested historical Versatile Time-Domain Electromagnetic (“VTEM”) anomalies located immediately south of the Selkirk resource.

Highlights

●	A previous re-assay program of historical core confirms high-grade mineralization including 8.69% CuEq[1] and elevated Rhodium outside of current mineral resource estimate (see Technical Report) (figure1).

◌	DSLK083: 3.95 metres of 1.1%Cu; 3.57% Ni; 0.07% Co; 1.27ppm Pt;1.72ppm Pd; 0.18ppm Rh (5.59% CuEq)
Incl. 1.93 metres of 0.33%Cu; 6.31%Ni; 0.11% Co; 0.36ppm Pt;1.27ppm Pd;0.32ppm Rh (7.48%CuEq)
Incl. 0.52 metres of 0.09%Cu, 7.77%Ni, 0.10% Co, 0.26ppm Pt, 1.21 ppm Pd, 0.35ppm Rh (8.69% CuEq)

●	BHEM surveys underway in metallurgical holes to outline the extent of the known high grade mineralized zones and explore a footwall zone.

●	Planned drill testing of VTEM conductors, targeting untested high-priority anomalies adjacent to Selkirk within the existing mining license (figure 2).

●	Geophysical results and interpretation expected to highlight potential new priority targets.

Review and re-assaying of historical drill holes in proximity to the Selkirk deposit support the potential for underground mining scenarios and highlight the presence of discrete, high-grade sulphides in the footwall of the current mineral resource estimate.

Morgan Lekstrom, CEO of the Company, commented: “With our concurrent programs advancing at both Selebi and Selkirk we are very encouraged by what we are seeing in the work completed to date at both projects. Selkirk was a hidden gem in our portfolio and is now clearly demonstrating it has significant resource growth potential. In addition to our drilling at Selebi, focussed on the hinge area, we are now confirming that Selkirk has additional high-grade mineralization. By accelerating our exploration activity, we aim to highlight multiple new additional targets at Selkirk.”

1 CuEq% calculated using the formula Cu% + Ni%*(55.605/53.913) + Pd g/t*(22.948/53.913) + Pt g/t*(14.891/53.913) from NI 43-101 Technical Report (SLR, 2025).

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BHEM and VTEM Programs

Once the metallurgical drill program is complete, the Company plans to reassign one drill to initiate drilling of key VTEM conductors, previously defined by a historical 2012 heliborne geophysical survey with no indication of drill testing. These conductors are situated near known mineralization within the existing mining license and represent potential new satellite discoveries.

Figure 1: Location of Historical Hole DSLK083 and Mineral Resource Estimate

Figure 2: Location of VTEM Anomalies relative to the Selkirk Mineral Resource Estimate

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Historical Estimates

The historical mineral estimates which have been prepared in accordance with South African Mineral Resource Committee (SAMREC) and Australasian Joint Ore Reserves Committee (JORC) standards are not in compliance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and NEXM is not treating the historical mineral estimates as current mineral resource estimates. While management believes that these historical mineral estimates could be indicative of the presence of mineralization on the Selkirk Mines property, the historical mineral estimate at Selkirk has been superseded by the current MRE prepared by SLR Consulting (Canada) Ltd. (“SLR”) and described in “NI 43-101 Technical Report Selkirk Nickel Project, North East District, Republic of Botswana”, and dated January 10, 2025 (with an effective date of June 30, 2024).

Technical Report

The MRE on the Selkirk Mine is supported by the Technical Reports entitled “NI 43-101 Technical Report Selkirk Nickel Project, North East District, Republic of Botswana”, dated January 8, 2025 (with an effective date of November 1, 2024 and “NI 43-101 Technical Report, Selkirk Nickel Project, Northeast District, Republic of Botswana” dated April 12, 2023 (with an effective date of March 31, 2023). Reference should be made to the full text of the Technical Reports for the assumptions, qualifications and limitations set forth therein, a copy of which is available on SEDAR+ (www.sedarplus.ca) under the Company’s issuer profile.

Quality Control

Historic drill core samples are NQ (47.6 mm diameter) that were previously sawn in half. All current samples are ¼ core cut by a diamond saw on site. The remaining ¼ core is retained for reference purposes. Samples are generally 0.30 metre or less and correspond to the historic sample intervals. Sample preparation and lab analysis was completed at ALS Chemex in Johannesburg, South Africa. Commercially prepared blank samples and certified Cu/Ni sulphide analytical control standards with a range of grades are inserted in every batch of 20 samples or a minimum of one set per sample batch. Analyses for Ni, Cu and Co are completed using a peroxide fusion preparation and ICP-AES finish (ME-ICP81).

Qualified Person

All scientific and technical information in this news release has been reviewed and approved by Sharon Taylor, VP Exploration of the Company, MSc, P.Geo, and a “qualified person” for the purposes of National Instrument 43-101.

About NexMetals Mining Corp.

NexMetals Mining Corp. is a mineral exploration and development company that is focused on the redevelopment of the previously producing copper, nickel and cobalt resources mines owned by the Company in the Republic of Botswana.

NexMetals is committed to governance through transparent accountability and open communication within our team and our stakeholders. NexMetals’ team brings extensive experience across the full spectrum of mine discovery and development. Collectively, the team has contributed to dozens of projects, including work on the Company’s Selebi and Selkirk mines. Senior team members each have on average, more than 20 years of experience spanning geology, engineering, operations, and project development.

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For further information about NexMetals Mining Corp., please contact:

Morgan Lekstrom

CEO and Director

morganl@nexmetalsmining.com

Jaclyn Ruptash

V.P., Communications and Investor Relations

jaclyn@nexmetalsmining.com

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

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Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward looking information includes, but is not limited to, the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Selkirk Mine as currently contemplated; the completion of BHEM surveys to outline the extent of high grade mineralized zones and explore a footwall zone; drill testing VTEM conductors to target high-priority anomalies adjacent to the Selkirk Mine; the potential for underground mining scenarios; the Company’s goal of validating legacy data and generating new intercepts to support an updated resource model; the Company’s intention of completing an updated MRE; high-grade zones beneath the known open pit potentially demonstrating that the Selkirk deposit is much larger then previously understood; the release of metallurgical testing results and the expected timing thereof; anticipated upgrades to existing mineral resource estimates on the Selkirk Mine in accordance with NI 43-101; management’s belief that historical resources could be indicative of the presence of mineralization on the deposits; and the anticipated benefits of the Company’s approach to its resource development plan. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, capital and operating costs varying significantly from estimates; the preliminary nature of drilling and metallurgical test results; the ability of exploration results to predict mineralization; the risk that the Company will not be able to expand or enhance its current mineral resource estimates; the ability of the Company to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; prefeasibility or the feasibility of mine production; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; delays in the development of projects; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s public disclosure record on SEDAR+ (www.sedarplus.com) under the Company’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

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